Exhibit 99.2

FREYR AS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read “FREYR AS’ Management’s Discussion and Analysis” of FREYR Legacy’s financial condition and results of operations together with the condensed financial statements and related notes included elsewhere in this Report. This discussion contains forward-looking statements that involve risks and uncertainties, including those described in the section titled “Cautionary Note Regarding Forward-Looking Statements.” Our actual results and the timing of selected events could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the section titled “Risk Factors” included elsewhere in this Report.

Overview

FREYR AS was founded on February 1, 2018 and is incorporated and domiciled in Norway. FREYR Legacy registered with the Norway Register of Business Enterprises on February 21, 2018. FREYR Legacy’s principal executive offices were, and our principal executive offices are, in Mo i Rana, Norway.

FREYR Legacy’s mission and vision were to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries, which will continue as our mission and vision. We aim to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. We are currently working to develop the application of our in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced. As of June 30, 2021, FREYR Legacy had not derived revenue from its principal business activities. We will initially target ESS, marine applications, commercial vehicles and EVs with slower charge requirements, and then plan to target additional markets, including consumer EVs, through both the joint venture model and through the licensing model. We plan to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms, as well as through the joint venture business model and potentially additional licensing partnerships.

Grants

Innovation Norway

On February 12, 2021, FREYR Legacy was awarded a grant of NOK 39,000 thousand for research, development and innovation in the environmental technology category by Innovation Norway. This grant will be paid during 2021 and follows an evaluation process that started in the fall of 2020. The grant will be paid out in three installments based on meeting certain milestones in the agreement, in which the last payment milestone is payable after the final project report is approved. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions. As of June 30, 2021, the first and second payment milestones had been met and NOK 11,700 thousand and NOK 19,500 thousand, respectively, were received. However, as conditions had only been met for income recognition for the second payment, the first payment of NOK 11,700 thousand ($1,366 thousand) was recorded as deferred income.

Nordland Fylkeskommune

On February 10, 2021, FREYR Legacy was awarded a grant of NOK 2,450 thousand from the Regional Nordland Research Fund for research, development and innovation in battery cell technology. The grant was awarded to assist with the costs incurred associated with employees and staff, contract research and consultants, overhead and operating expenses and purchased research and development. The grant will be paid out over a period of two years. As of June 30, 2021, an upfront payment of NOK 475 thousand was received. However, as conditions had not been met for income recognition, NOK 475 thousand ($55 thousand) was recorded as deferred income.

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ENOVA

On March 1, 2021, FREYR Legacy was awarded a grant of NOK 142,000 thousand from the Norwegian Ministry of Climate and Environment through ENOVA SF (“ENOVA”) as part of financing for the development and construction of the customer qualification plant in Mo i Rana, Norway. ENOVA is an enterprise owned by the Ministry of Climate and Environment. This grant will be paid as reimbursements of 25% of the costs incurred for the customer qualification plant from December 1, 2020 to December 1, 2024, in response to requests made by FREYR Legacy for such reimbursement, which must be made at a minimum of twice per year. FREYR can begin to make requests for reimbursements when it can document that financing for such customer qualification plant has been secured, meaning that requests can be made following the closing of the Business Combination. ENOVA will withhold 20% of the grant until the customer qualification plant is completed, which, in accordance with the terms of the grant, must happen before December 1, 2024. The grant is subject to certain conditions and will be earned only upon successful completion of these conditions.

Business Combination and Public Company Costs

On July 9, 2021, the Business Combination described under “FREYR Battery’s Management’s Discussion and Analysis — Recent Developments — Business Combination with Alussa and FREYR Legacy” was consummated. The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Alussa will be treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the transactions will be treated as the equivalent of FREYR Battery issuing ordinary shares for the net assets of Alussa, accompanied by a recapitalization.

Following the consummation of the Business Combination, our ordinary shares were listed on the New York Stock Exchange, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, directors’ fees, internal control over financial reporting compliance, and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results

We believe our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this Report titled “Risk Factors”.

Licensing Strategy

Our licensing business model is based on technology licensed from 24M, which has been commercialized only to a limited extent and may not perform as expected. Our business plans are dependent on the technology from 24M performing as expected. If the cost, performance characteristics, simplified manufacturing process or other specifications of the technology licensed from 24M fall short of our targets, our ability to achieve projected sales, time to market, competitive advantage, product pricing and margins would likely be adversely affected.

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Facility Development Plan

In order for us to be successful in growing our business, we will need to develop production capacity and increase it. We expect to assemble and produce our battery cells in Mo i Rana, Norway, with production at the customer qualification plant to begin in 2022 at the earliest. We have made the final investment decision to proceed with construction of our customer qualification plant, which will be used to provide samples to enable early customer engagement and to test new material suppliers and new solutions over time. The planned construction period for the customer qualification plant is estimated at 12 months from the final investment decision. We do not currently have any production capacity and have not made a final investment decision or begun any construction activities for our Gigafactories. The planned construction period for each of our Gigafactories is estimated at 24 months. If we build our first fast-track Gigafactory as planned, we expect it will be Norway’s first lithium-ion battery cell manufacturing facility at such industrial scale.

Our facility development plan assumes lithium-nickel-manganese-oxide (“NMC”) battery chemistry is used through 2025 and a combination of NMC and lithium-iron-phosphate (“LFP”) battery chemistry-based products is used in combination thereafter. Recent and ongoing discussions with potential customers may result in a larger volume of LFP-based batteries being put into production earlier, potentially already in the first Gigafactories. A stronger and earlier shift from NMC to LFP chemistry could in isolation reduce actual output, due to LFP-based products having a lower energy density (as measured by Wh/kg per KWh) for otherwise comparable product configurations than NMC-based products. A major part of the increased demand for LFP based products in the market is driven in part by the lower metal costs for LFP based products relative to NMC based products (as measured by USD/kg per KWh). While we are still evaluating whether the initial timing regarding LFP use should be accelerated, we believe it is possible that the reduction in output could be offset by higher LFP volumes.

Costs for the construction of our customer qualification plant will be significantly higher than those originally forecasted. As part of making the final investment decision for the customer qualification plant, we considered potential customer feedback and the value of future flexibility, including flexibility related to NMC and LFP manufacturing, size of electrodes, and increased automation, which led to our decision to acquire certain upgraded equipment and implement a more complex equipment installation design. On July 23, 2021, we entered into a contract with Mpac for supply of critical production line machinery in our customer qualification plant, the casting and unit cell assembly. Another factor in increased construction costs is the inflationary pressure on prices of equipment and building materials experienced in the first half of 2021 and continuing today. We have also received preliminary input on plans relating to Gigafactory 1, which input reflects similar trends in costs.

Our ability to plan, construct and equip manufacturing facilities, including our customer qualification plant and our Gigafactories, is subject to significant risks and uncertainties. On July 19, 2021, we entered into two lease agreements with Mo Industripark AS (“Mo Industripark”) with respect to the area to be used for the customer qualification plant. Pursuant to an earlier letter of intent, we also have an exclusive right to lease and develop a second area and a first right of refusal for a third area, which expires June 30, 2022. We have also obtained a non-binding memorandum of understanding with the City of Vaasa, Finland, which provides us with the exclusive right, until July 22, 2022 to a 90-hectare site for a potential Gigafactory. Mo Industripark has certain permits related to its status as a regulated industrial zone and we have the consents, agreements, permits and licenses needed for our planned construction activities with respect to the customer qualification plant; however, we do not have all consents, agreements, permits or licenses needed for operation of the customer qualification plant or our planned construction and operation activities for the Gigafactories. In addition, the failure to reach a sufficient amount of customer offtake agreements in a timely manner will delay or possibly prohibit the initiation of the construction of any Gigafactories. Failure to obtain, delay in obtaining or the loss of necessary consents, commercial agreements, permits and licenses could result in delay or termination of development activities.

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Market and Competition

We expect competition in battery technology and EVs to intensify due to a regulatory push for EVs, increased decarbonization of energy systems (requiring additional storage/battery capacity), continuing globalization, and potential consolidation in the worldwide automotive and energy industry. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of our battery cells. If a competing process or technology is developed that has superior operational or price performance, our business could be harmed. In addition, battery cells may be or become subject to tariffs and/or technical barriers to trade, which we may not be able to overcome by sourcing and supply arrangements, and which therefore could harm our business. On the other hand, the increased demand for batteries from various customer segments that is being observed may result in accelerated and higher volumes, higher prices and better margins. Our ongoing customer acquisition dialogues indicate potential for higher prices than previously estimated, but further negotiations are ongoing and no firm offtake agreements have yet been entered into.

Impact of COVID-19

In December 2019, COVID-19 was first reported to the World Health Organization (“WHO”), and in January 2020, the WHO declared the outbreak to be a public health emergency. In March 2020, the WHO characterized COVID-19 as a pandemic. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity.

As a result of the COVID-19 pandemic, FREYR Legacy modified its business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in sales activities, meetings, events and conferences), implemented additional safety protocols for essential workers, and implemented cost cutting measures in order to reduce its operating costs. Management continues to monitor public health and regulatory developments and may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners.

While the ultimate duration and extent of the COVID-19 pandemic depends on future developments that cannot be accurately predicted, such as the extent and effectiveness of containment actions, it has already had an adverse effect on the global economy and the ultimate societal and economic impact of the COVID-19 pandemic remains unknown. In particular, the conditions caused by this pandemic are likely to affect the rate of consumer and business spending and could adversely affect our business, results of operations, and financial condition during current and future periods.

Basis of Presentation

FREYR Legacy’s consolidated financial statements have been prepared in conformity with U.S. GAAP. The consolidated financial statements include the accounts of FREYR Legacy and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

As of June 30, 2021, FREYR Legacy conducted its business through one operating segment. All assets and operations are maintained in and attributable to Norway. As of June 30, 2021, FREYR Legacy had not yet derived revenue from its principal business activities. See Note 2 (“Summary of Significant Accounting Policies”) to FREYR Legacy’s consolidated financial statements included elsewhere in the registration statement on Form S-4 filed with the SEC on March 26, as amended, for more information about FREYR Legacy’s determination of its operating segment.

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Components of Results of Operations

Operating Expenses

General and administrative

General and administrative expense consists of personnel and personnel-related expenses, including stock-based compensation of FREYR Legacy’s executives and employees, office space related costs, travel costs, public relations costs, as well as legal and accounting fees for professional and contract services. We expect general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, additional legal, audit, and insurance expenses, investor relations activities, and other administrative and professional services.

Research and development

Research and development (“R&D”) expense consists primarily of compensation to employees engaged in research and development activities, internal and external engineering, supplies and services, and contributions to research institutions. Research and development costs are expensed as incurred. R&D expense also includes the development costs related to the 24M License.

Depreciation

Depreciation expense relates to the depreciation of FREYR Legacy’s property and equipment and is calculated using the straight-line method over the useful lives of the related assets.

Other operating expenses

Other operating expenses consist primarily of fees paid for contractors and consultants assisting with growing the business and developing the battery factories.

Other income (expense)

Warrant liability fair value adjustment

The warrant liability fair value adjustment consists of unrealized gains and losses as a result of marking FREYR Legacy’s warrant liability to fair market value at the end of each reporting period. FREYR Legacy’s warrant liability is initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a warrant liability fair value adjustment.

Redeemable preferred shares fair value adjustment

The redeemable preferred shares fair value adjustment consists of unrealized gains and losses as a result of adjustments to FREYR Legacy’s redeemable preferred shares to reflect fair market value at the end of each reporting period. FREYR Legacy’s redeemable preferred shares are initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a redeemable preferred shares fair value adjustment.

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Convertible notes fair value adjustment

The convertible notes fair value adjustment consists of unrealized gains and losses as a result of adjustments to FREYR Legacy’s convertible notes issued in 2020 (“2020 Convertible Notes”) to reflect fair market value at the end of each reporting period. FREYR Legacy’s 2020 Convertible Notes are initially measured at fair value and subsequently remeasured at each reporting date with changes being recorded as a convertible notes fair value adjustment.

Interest expense

Interest expense consists primarily of interest expense incurred on FREYR Legacy’s convertible notes.

Interest income

Interest income consists primarily of interest income earned on FREYR Legacy’s cash and cash equivalents.

Foreign currency transaction gain (loss)

Foreign currency transaction gain (loss) consists of the gains and losses recognized from transactions and balances denominated in a currency other than the functional currency.

Gain on settlement of warrant liability

The gain on settlement of warrant liability represents the gain recognized as a result of the settlement of the warrant liability in exchange for cash payable and shares issued.

Other income

Other income consists of grants received for research, development and innovation. The grants were awarded to assist with the costs incurred associated with employees and staff, contract research and overhead, and operating expenses. FREYR Legacy recognizes grants received in other income over the periods in which the related costs are incurred and the conditions for receiving the grant have been fulfilled, assuming no restrictions apply with respect to the potential repayment of the grants.

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Results of Operations

Comparison of the Three Months Ended June 30, 2021 and 2020

The results of operations presented below should be reviewed in conjunction with the condensed consolidated financial statements and notes included elsewhere in this Report. The following table sets forth FREYR Legacy’s condensed consolidated results of operations data for the periods presented (in thousands, except percentages):

	For the three months ended
	June 30,		Change	Change
	2021	2020	($)	(%)
Operating expenses:
General and administrative	$4,006	$413	$3,593	870%
Research and development	3,045	43	3,002	6,981%
Depreciation	14	3	11	367%
Other operating expenses	3,155	541	2,614	483%
Total operating expenses	10,220	1,000	9,220	922%
Loss from operations	(10,220)	(1,000)	(9,220)	922%
Other income (expense):
Redeemable preferred shares fair value adjustment	69	—	69	NM (1)
Interest income	2	—	2	NM (1)
Warrant liability fair value adjustment	—	(159)	159	NM (1)
Convertible notes fair value adjustment	—	(59)	59	NM (1)
Interest expense	—	(34)	34	NM (1)
Foreign currency transaction gain (loss)	(209)	1	(210)	NM %
Other income	2,322	231	2,091	905%
Loss before income taxes	(8,036)	(1,020)	(7,016)	688%
Income tax expense	—	—	—	0%
Net loss	$(8,036)	$(1,020)	$(7,016)	688%

(1) NM = Not Meaningful

Operating expenses

General and administrative

General and administrative expenses increased by $3,593 thousand or 870%, to $4,006 thousand for the three months ended June 30, 2021, from $413 thousand for the three months ended June 30, 2020. General and administrative expenses increased primarily due to the hiring of additional employees and increase in legal and accounting fees during the three months ended June 30, 2021 to support FREYR Legacy's battery projects and corporate operations, as well as the recognition of employee and non-employee share-based compensation expense.

Research and development

R&D expenses increased by $3,002 thousand or 6,981%, to $3,045 thousand for the three months ended June 30, 2021, from $43 thousand for the three months ended June 30, 2020. R&D expenses increased due to costs incurred in accordance with the 24M License, as well as FREYR Battery's agreement with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants.

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Depreciation

Depreciation expenses increased by $11 thousand or 367%, to $14 thousand for the three months ended June 30, 2021, from $3 thousand for the three months ended June 30, 2020. Depreciation expenses increased due to the purchase of equipment during the three months ended June 30, 2021.

Other operating expenses

Other operating expenses increased by $2,614 thousand or 483%, to $3,155 thousand for the three months ended June 30, 2021, from $541 thousand for the three months ended June 30, 2020. Other operating expenses increased primarily due to additional contractors and consultants being hired to assist in developing the Mo i Rana battery facilities and business relationships abroad in Europe and Asia.

Other income (expense)

Redeemable preferred shares fair value adjustment

The redeemable preferred shares fair value adjustment resulted in a gain of $69 thousand for the three months ended June 30, 2021. There was no redeemable preferred shares fair value adjustment for the three months ended June 30, 2020. The redeemable preferred shares fair value adjustment represents the change in the fair value of the redeemable preferred shares during the three months ended June 30, 2021.

Interest income

Interest income was $2 thousand for the three months ended June 30, 2021. There was no interest income for the three months ended June 30, 2020. Interest income increased primarily due to interest income earned on cash and cash equivalents.

Warrant liability fair value adjustment

As a result of the settlement of the warrant liability in 2020, there was no warrant liability fair value adjustment for the three months ended June 30, 2021. The warrant liability fair value adjustment resulted in a loss of $159 thousand for the three months ended June 30, 2020. The warrant liability fair value adjustment represented the change in the fair value of the warrant liability during the three months ended June 30, 2020.

Convertible notes fair value adjustment

As a result of the settlement of the 2020 Convertible Notes in 2020, there was no convertible notes fair value adjustment for the three months ended June 30, 2021. The convertible notes fair value adjustment resulted in a loss of $59 thousand for the three months ended June 30, 2020. The convertible notes fair value adjustment represented the change in the fair value of the 2020 Convertible Notes during the three months ended June 30, 2020.

Interest expense

There was no interest expense for the three months ended June 30, 2021. Interest expense of $34 thousand was recognized for the three months ended June 30, 2020. The interest expense represented the interest expense recognized on the 2020 Convertible Notes and the convertible notes issued in 2018 for the three months ended June 30, 2020, which were settled in 2020.

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Foreign currency transaction gain (loss)

The foreign currency transaction gain (loss) changed by $210 thousand to a loss of $209 thousand for the three months ended June 30, 2021, from a gain of $1 thousand for the three months ended June 30, 2020. The foreign currency transaction gain (loss) changed due to the recognition of net losses during the three months ended June 30, 2021 on foreign currency transactions and balances that were denominated in currencies other than the functional currency.

Other income

Other income increased by $2,091 thousand or 905%, to $2,322 thousand for the three months ended June 30, 2021, from $231 thousand for the three months ended June 30,2020. Other income increased due to additional grants awarded during 2021.

Comparison of the Six Months Ended June 30, 2021 and 2020

The results of operations presented below should be reviewed in conjunction with the condensed consolidated financial statements and notes included elsewhere in this Report. The following table sets forth FREYR Legacy’s condensed consolidated results of operations data for the periods presented (in thousands, except percentages):

	For the six months ended June 30,		Change	Change
	2021	2020	($)%
Operating expenses:
General and administrative	$11,138	$1,007	$10,131	1,006%
Research and development	5,952	88	5,864	6,664%
Depreciation	24	6	18	300%
Other operating expenses	5,026	780	4,246	544%
Total operating expenses	22,140	1,881	20,259	1,077%
Loss from operations	(22,140)	(1,881)	(20,259)	1,077%
Other income (expense):
Redeemable preferred shares fair value adjustment	75	—	75	NM
Interest income	8	—	8	NM
Warrant liability fair value adjustment	—	(225)	225	NM
Convertible notes fair value adjustment	—	(34)	34	NM
Interest expense	—	(42)	42	NM
Foreign currency transaction gain (loss)	(188)	(4)	(184)	4,600%
Other income	2,322	271	2,051	757%
Loss before income taxes	(19,923)	(1,915)	(18,008)	940%
Income tax expense	—	—	—	0%
Net loss	$(19,923)	$(1,915)	$(18,008)	940%

(1) NM = Not meaningful

Operating expenses

General and administrative

General and administrative expenses increased by $10,131 thousand or 1,006%, to $11,138 thousand for the six months ended June 30, 2021, from $1,007 thousand for the six months ended June 30, 2020. General and administrative expenses increased primarily due to the hiring of additional employees and increase in legal and accounting fees during the six months ended June 30, 2021 to support FREYR Legacy’s battery projects and corporate operations, as well as the recognition of employee and non-employee share- based compensation expense.

Research and development

R&D expenses increased by $5,864 thousand or 6,664%, to $5,952 thousand for the six months ended June 30, 2021, from $88 thousand for the six months ended June 30, 2020. R&D expenses increased due to costs incurred in accordance with the 24M License, as well as FREYR Battery’s agreement with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants.

Depreciation

Depreciation expenses increased by $18 thousand or 300%, to $24 thousand for the six months ended June 30, 2021, from $6 thousand for the six months ended June 30, 2020. Depreciation expenses increased due to the purchase of equipment during the six months ended June 30, 2021.

Other operating expenses

Other operating expenses increased by $4,246 thousand or 544%, to $5,026 thousand for the six months ended June 30, 2021, from $780 thousand for the six months ended June 30, 2020. Other operating expenses increased primarily due to additional contractors and consultants being hired to assist in developing the Mo i Rana battery facilities and business relationships abroad in Europe and Asia.

Other income (expense)

Redeemable preferred shares fair value adjustment

The redeemable preferred shares fair value adjustment resulted in a gain of $75 thousand for the six months ended June 30, 2021. There was no redeemable preferred shares fair value adjustment for the six months ended June 30, 2020. The redeemable preferred shares fair value adjustment represents the change in the fair value of the redeemable preferred shares during the six months ended June 30, 2021.

Interest income

Interest income was $8 thousand for the six months ended June 30, 2021. There was no interest income for the six months ended June 30, 2020. Interest income increased primarily due to interest income earned on cash and cash equivalents.

Warrant liability fair value adjustment

As a result of the settlement of the warrant liability in 2020, there was no warrant liability fair value adjustment for the six months ended June 30, 2021. The warrant liability fair value adjustment resulted in a loss of $225 thousand for the six months ended June 30, 2020. The warrant liability fair value adjustment represented the change in the fair value of the warrant liability during the six months ended June 30, 2020.

Convertible notes fair value adjustment

As a result of the settlement of the 2020 Convertible Notes in 2020, there was no convertible notes fair value adjustment for the six months ended June 30, 2021. The convertible notes fair value adjustment resulted in a loss of $34 thousand for the six months ended June 30, 2020. The convertible notes fair value adjustment represented the change in the fair value of the 2020 Convertible Notes during the six months ended June 30, 2020.

Interest expense

There was no interest expense for the six months ended June 30, 2021. Interest expense of $42 thousand was recognized for the six months ended June 30, 2020. The interest expense represented the interest expense recognized on the 2020 Convertible Notes and the convertible notes issued in 2018 for the six months ended June 30, 2020, which were settled in 2020.

Foreign currency transaction gain (loss)

The foreign currency transaction gain (loss) changed by $184 thousand to a loss of $188 thousand for the six months ended June 30, 2021, from a loss of $4 thousand for the six months ended June 30, 2020. The foreign currency transaction gain (loss) changed due to the recognition of net losses during the six months ended June 30, 2021 on foreign currency transactions and balances that were denominated in currencies other than the functional currency.

Other income

Other income increased by $2,051 thousand or 757%, to $2,322 thousand for the six months ended June 30, 2021, from $271 thousand for the six months ended June 30, 2020. Other income increased due to additional grants awarded during 2021.

Liquidity and Capital Resources

Sources of Liquidity

Our capital requirements will depend on many factors, including capital expenditures required to support the development of the battery factories, the timing and extent of spending to support technology licensing and R&D efforts, and market adoption of future products. Until we can generate sufficient revenue to cover operating expenses, working capital and capital expenditures, we expect the funds raised in the Business Combination to fund our cash needs for our battery projects, technology licensing and R&D efforts, and general corporate purposes. If we are required to raise additional funds by issuing equity securities, dilution to shareholders would result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of our ordinary shares. If we raise funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of our ordinary shares. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

FREYR Legacy has incurred losses since its inception. As of December 31, 2020, FREYR Legacy had an accumulated deficit of $10,885 thousand and cash, cash equivalents and restricted cash of $14,945 thousand. As of June 30, 2021, FREYR Legacy has an accumulated deficit of $30,808 thousand and cash, cash equivalents and restricted cash of $12,082 thousand. Historically, FREYR Legacy’s principal sources of liquidity have been proceeds received from the issuance of debt and equity securities and amounts received from government grants.

Cash Flow Summary

The following table summarizes FREYR Legacy’s cash flows for the periods presented (in thousands):

	For the six months ended June 30,
	2021	2020
Net cash provided by (used in):
Operating activities	$(10,317)	$(1,057)
Investing activities	(119)	(25)
Financing activities	7,500	2,473

Operating Activities

Net cash used in operating activities was $10,317 thousand for the six months ended June 30, 2021, while net cash used in operating activities was $1,057 thousand for the six months ended June 30, 2020. For the six months ended June 30, 2021, the primary factor affecting FREYR Legacy’s operating cash flows was FREYR Legacy’s operating expenses of $22,140 thousand driven by payroll and other related costs, fees to EDGE, accounting and legal fees, research and development, and other operating expenses. These operating expenses were partially offset by the impact of the increase in accounts payable and accrued liabilities of $4,609 thousand due to the timing of payments and non-cash share-based compensation of $4,688 thousand. For the six months ended June 30, 2020, the primary factor affecting FREYR Legacy’s operating cash flows was FREYR Legacy’s operating expenses of $1,881 thousand driven by general and administrative, research and development, and other operating expenses. These operating expenses were offset by the impact of the increase in accounts payable and accrued liabilities of $480 thousand due to the timing of payments, as well as the fair value adjustment from the warrant liabilities and 2020 Convertible Notes.

Investing Activities

Net cash used in investing activities was $119 thousand for the six months ended June 30, 2021, while net cash used in investing activities was $25 thousand for the six months ended June 30, 2020. For the six months ended June 30, 2021 and 2020, FREYR Legacy’s investing cash flows primarily reflect the purchases of equipment.

Financing Activities

Net cash provided by financing activities was $7,500 thousand for the six months ended June 30, 2021, while net cash provided by financing activities was $2,473 thousand for the six months ended June 30, 2020. For the six months ended June 30, 2021, FREYR Legacy’s financing cash flows relate to net proceeds of $7,500 thousand from the issuance of redeemable preferred shares. For the six months ended June 30, 2020, FREYR Legacy’s financing cash flows primarily relate to proceeds of $1,066 thousand from the issuance of convertible debt, $412 thousand from the issuance of convertible debt to related parties and $995 thousand from capital contributions of ordinary shares, net of issuance costs.

Contractual Obligations and Commitments

The following table summarizes FREYR Legacy’s contractual obligations and commitments as of June 30, 2021 (in thousands):

			Due by Period
	Less Than 1 Year	1 – 3 Years	3 – 5 Years	More Than 5 Years	Total
Operating lease	$577	$1,388	$1,378	$345	$3,688
Technology licensing and service commitments	16,800	3,000	—	—	19,800
Other commitments	342	353	234	117	1,046
Total	$17,719	$4,741	$1,612	$462	$24,534

(1)	Represents the remaining commitments for FREYR Legacy’s operating leases that have commenced as of June 30, 2021.

(2)	Represents the remaining commitments as of June 30, 2021 related to the 24M License.

(3)	Represents the remaining commitments as of June 30, 2021 related to FREYR Legacy’s agreement with the Mo i Rana municipality and FREYR Legacy’s agreements with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants.

Off-Balance Sheet Arrangements

Since the date of FREYR Legacy’s incorporation, FREYR Legacy has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

FREYR Legacy prepares its consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires FREYR Legacy to make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. FREYR Legacy bases its estimates on historical experience and other assumptions that it believes are reasonable under the circumstances. FREYR Legacy’s actual results could differ significantly from these estimates under different assumptions and conditions.

FREYR Legacy’s significant accounting policies are described in more detail in Note 2 to FREYR Legacy’s consolidated financial statements included elsewhere in this Report and in the registration statement on Form S-4 filed with the SEC on March 26, as amended. FREYR Legacy believes that the accounting policies discussed below are critical to understanding its historical and future performance as these policies involved a greater degree of judgment and complexity.

Stock-Based Compensation

FREYR Legacy measures and recognizes compensation expense for all equity-based awards made to employees, directors, and non-employees, including share options, based on estimated fair values recognized over the requisite service period in accordance with ASC 718, Stock-Based Compensation. Share-based payments, including grants of share options, are recognized in the consolidated statement of operations and comprehensive loss as general and administrative expense. FREYR Legacy recognizes compensation expense for all equity-based employee awards with service-based vesting requirements on a straight-line basis over the requisite service period of the awards, which is generally the award’s vesting period. These amounts are reduced by forfeitures as the forfeitures occur. FREYR Legacy determines the fair value of share options using the Black-Scholes-Merton option pricing model, which is impacted by the following assumptions:

Expected Term — FREYR Legacy used either the remaining contractual term or the simplified method based on the options’ vesting term and contractual terms when calculating the expected term due to insufficient historical exercise data. In the latter case, Management elected to use the simplified method instead of historical experience due to a lack of relevant historical data to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Expected Volatility — As FREYR Legacy’s shares are not actively traded, the volatility is derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based awards.

Expected Dividend Yield — The dividend rate used is zero as FREYR Legacy has never paid cash dividends on its ordinary shares and does not anticipate doing so in the foreseeable future.

Risk-Free Interest Rate — The interest rates used are based on the implied yield available on AAA- Rated Euro Area Central Government Bond Yields, as well as U.S. Treasury Rates, with an equivalent remaining term equal to the expected life of the award.

FREYR Legacy evaluates the assumptions used to value its share-based awards on each grant date. The grant date fair value of FREYR Legacy’s ordinary shares was determined using valuation methodologies which utilize certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate and an assumption of a discount for lack of marketability (Level 3 inputs).

Warrant Liability

Initially, FREYR Legacy measured its warrant liability at fair value based on significant inputs not observable in the market, which caused it to be classified as a Level 3 measurement within the fair value hierarchy. FREYR Legacy used a scenario-based framework that considered varying levels of tranches of investments and the related equity valuation. FREYR Legacy assessed the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates was obtained. Once available, the over-the-counter trading price was used to measure the warrant liability, which caused it to be transferred from a Level 3 measurement to a Level 2 measurement. All subsequent changes in the fair value of the warrant liability related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the consolidated statement of operations and comprehensive loss.

Redeemable preferred shares

FREYR Legacy measures its redeemable preferred shares at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. FREYR Legacy uses a scenario-based framework that utilizes the discounted cash flow approach based on the expected payoffs upon the conversion or redemption event, expected probability of occurrence and estimated yield. FREYR Legacy assesses the assumptions and estimates used in the analysis on an ongoing basis as additional data impacting the assumptions and estimates is obtained. Subsequent changes in the fair value of the redeemable preferred shares related to updated assumptions and estimates are recognized as a redeemable preferred shares fair value adjustment within the consolidated statement of operations and comprehensive loss.

2020 Convertible Notes

FREYR Legacy elected the fair value option for the 2020 Convertible Notes. Such election is irrevocable and is applied on an instrument-by-instrument basis at initial recognition. FREYR Legacy measured its 2020 Convertible Notes at fair value based on significant inputs not observable in the market, which caused them to be classified as a Level 3 measurement within the fair value hierarchy. FREYR Legacy used a scenario-based framework that assumed two scenarios that were weighted based on the likelihood of occurrence, one in which a Qualified Financing Event occurred and the other in which no Qualified Financing Event occurred and the 2020 Convertible Notes were redeemed at maturity. FREYR Legacy assessed the assumptions and estimates used in the analysis on an on-going basis as additional data impacting the assumptions and estimates was obtained. All subsequent changes in the fair value of the 2020 Convertible Notes related to updated assumptions and estimates were recognized as a convertible notes fair value adjustment within the consolidated statement of operations and comprehensive loss.

Recent Accounting Pronouncements

See Note 2 to FREYR Legacy’s consolidated financial statements included elsewhere in this Report for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this Report and FREYR Legacy’s assessment, to the extent it has made one, of their potential impact on FREYR Legacy’s financial condition and its results of operations and cash flows.